Exhibit 10.71


                           THERMO ELECTRON CORPORATION

                              EQUITY INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT


                                  Jim P. Manzi
                                Name of Recipient

                                     15,000
                         Number of Restricted Shares of
                              Common Stock Awarded

     Vesting Schedule for Restricted Shares Awarded:
     # of Shares Vesting                               Vesting Date
     -------------------                                -----------
          5,000                                       December 31, 2004
          5,000                                       December 31, 2005
          5,000                                       December 31, 2006


                                December 12, 2003
                                   Award Date

     Thermo Electron Corporation (the "Company") has selected you to receive the restricted stock award identified above, subject to the provisions of the Equity Incentive (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Award, and your agreement to the terms of the Plan and this Agreement, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Stock Option Manager of the Company, c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.

                                        THERMO ELECTRON CORPORATION


                                        By: /s/ Seth H. Hoogasian
                                        ___________________________________
                                        Seth H. Hoogasian
                                        Vice President, General Counsel
                                        and Secretary

Accepted and Agreed:


/s/ Jim P. Manzi
---------------------------
Jim P. Manzi


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                           THERMO ELECTRON CORPORATION

                              EQUITY INCENTIVE PLAN

                           Restricted Stock Agreement

1. Preamble. This Restricted Stock Agreement contains the terms and conditions of an award of shares of restricted stock of the Company (the "Restricted Shares") made to the Recipient identified on the first page of this Agreement pursuant to the Plan.

2. Restrictions on Transfer. The Restricted Shares shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan, until and unless the Restricted Shares shall have vested as provided in Paragraph 3 below.

3. Vesting. The term "vest" as used in this Agreement means the lapsing of the restrictions that are described in this Agreement with respect to the Restricted Shares. The Restricted Shares shall vest in accordance with the schedule set forth on the first page of this Agreement, provided in each case that the Recipient is then, and since the Award Date has continuously been Chairman of the Board of the Company. Notwithstanding the foregoing, the Recipient shall become fully vested in the Restricted Shares prior to the vesting dates set forth on the first page of this Agreement in the following circumstances:

     (a) In the event of a Change of Control, as defined in Section 9.2 of the Plan, as the same may be amended from time to time and as in effect on the date of determination, all Restricted Shares that have not previously been forfeited shall immediately vest, provided that the Recipient is then Chairman of the Board of the Company.

     (b) In the event of the Recipient's death, all Restricted Shares that have not previously been forfeited shall immediately vest, provided that the Recipient was Chairman of the Board of the Company immediately prior to the date of death.

4. Forfeiture. In the event the Recipient ceases to be Chairman of the Board of the Company for any reason other than death, the Restricted Shares that have not previously vested shall be immediately forfeited to the Company.

5. Dividends and Voting Rights. The Recipient shall be entitled to any and all dividends or other distributions paid with respect to the Restricted Shares which have not been forfeited or otherwise disposed of and shall be entitled to vote any such Restricted Shares; provided however, that any property (other than cash) distributed with respect to Restricted Shares, including without limitation a distribution of shares of the Company's stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities based on the ownership of Restricted Shares, shall be subject to the restrictions of this Restricted Stock Agreement in the same manner and for so long as the Restricted Shares remain subject to such restrictions, and shall be promptly forfeited to the Company if and when the Restricted Shares are so forfeited.

6. Certificates. (a) Legended Certificates. The Recipient is executing and delivering to the Company blank stock powers to be used in the event of forfeiture. Any certificates representing unvested Restricted Shares shall be held by the Company, and any such certificate (and, to the extent determined by the Company, any other evidence of ownership of unvested Restricted Shares) shall contain the following legend:

          THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF AN EQUITY INCENTIVE PLAN OF THERMO ELECTRON CORPORATION AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THERMO ELECTRON CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THERMO ELECTRON CORPORATION.

     (b) Book Entry. If unvested Restricted Shares are held in book entry form, the Recipient agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions of this Agreement. The Recipient hereby (i) acknowledges that the Restricted Shares may be held in book entry form on the books of the Company's depository (or another institution specified by the Company), and irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Shares, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Shares that are forfeited hereunder.

7. Unrestricted Shares. As soon as practicable following the vesting of any Restricted Shares the Company shall cause a certificate or certificates covering such shares, without the legend contained in Section 6(a), to be issued and delivered to the Recipient, subject to the payment by the Recipient by cash or other means acceptable to the Company of federal, state, local and other applicable taxes required to be withheld in connection with such vesting, if any. The Recipient understands that once a certificate has been delivered to the Recipient in respect of Restricted Shares which have vested, the Recipient will be free to sell the shares of common stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.

8. Administration. The Board of Directors of the Company, or the Compensation Committee of the Board of Directors or other committee designated in the Plan or by the Board of Directors, shall have the authority to manage and control the operation and administration of this Agreement. Any interpretation of the Agreement by such body and any decision made by it with respect to the Agreement is final and binding.

9. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which has already been provided to the Recipient.

10. Amendment. This Agreement may be amended only by written agreement between the Recipient and the Company, without the consent of any other person.